UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 9, 2009

Waste2Energy Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-151108	26-2255797
(State of Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1 Chick Springs Road, Suite 218

Greenville, South Carolina 29609

(Address of principal executive offices) (zip code)

(864) 679-1625

(Registrant’s telephone number, including area code)

Copies to:

Marc Ross, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

N/A

(Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02     Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On November 9, 2009, the Board of Directors of Waste2Energy Holdings, Inc., after consultation with and upon the recommendation of management of the Company concluded that its unaudited interim consolidated financial statements for the three months ended June 30, 2008 should no longer be relied upon due to an error in the reporting of the deferred tax asset and related income tax benefit for the period.  The impact of this error on our results of operations for the three months ended June 30, 2008 was an understatement of the income tax benefit of $611,613 for the period and an overstatement of the Net Loss for the same amount for the period.

The Company intends to restate its previously reported unaudited interim consolidated financial statements for the three months ended June 30, 2008 as a result of this error.  The restatement will not impact the Company’s previously reported net cash provided by operations.

The Board of Directors has discussed the matters relating to the accounting error with Marcum LLP, the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE2ENERGY HOLDINGS, INC.

Dated: November 12, 2009	By:	/s/ Craig L. Brown
Name: Craig Brown
Title: Chief Financial Officer